Insured: Owner:	[JOHN DOE] [JANE DOE]
Initial Specified Amount:	$	[100,000	]	Policy Date:	[MAY 1, 2015]
Minimum Specified Amount:	$	[100,000	]	Date of Issue:	[MAY 1, 2015]
Monthly Anniversary Day:		[01	]	Issue Age and Sex:	[35 MALE]
Premium Class:                                                        [STANDARD TOBACCO]

Plan of Insurance:                                                  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

[Benefit Selection Option:
Death Benefit Option:

Death Benefit Option 2 Factor:
[20]%. If the Insured is still living and this policy is still In Force at Attained Age 121, the Specified Amount will automatically be reduced by [20]%.]
Death Benefit Option [1 (Level)] [Death Benefit Option 3 Limit: [$ ]]

(Applicable if Death Benefit Option 2 is elected): [115.00]%

Premium Payments:                                                  Planned Premium: $[782.00]
Premiums payable until Attained Age 121. Additional premium payments may vary by frequency or amount.
[Risk Factor: [1.500] to Age [40] ([JOHN DOE])]
[Flat Extra: $[5.00] Per $1000 to Age [40] ([JOHN DOE])]

Minimum Additional Premium Payment Amount:

Planned                      Payment Mode:
$[200.00] [ANNUALLY]

No-Lapse Provision:                                                  No-Lapse Premium: $[47.58] monthly
No-Lapse Period: [20] Policy Years
Beneficiary:                                                        As named in the application for this policy, unless later changed by You.
Guaranteed Minimum Fixed
Account Interest Rate:                                                        1.0% annual effective rate (0.00272616%% daily)

Persistency Bonus Rate:                                                                [0.35]% annual effective rate ([0. 02911998]% monthly) in Policy Year
[16] and thereafter.

Minimum Specified Amount Increase:
Maximum Number of Specified Amount Increases per Policy Year:
Maximum Number of Specified Amount Decreases per Policy Year:
$[1000]
Increases to Specified Amount not allowed after Attained Age [85].

[Unlimited] in Policy Year [1]; and
[1] in Policy Year [2] and thereafter.

[Decreases not allowed] in Policy Year [1]; and
[1] in Policy Year [2] and thereafter.

Paid-up nonforfeiture benefits are based on the Ultimate 2017 CSO Age Nearest Birthday, Male/Female, Composite mortality table and interest at the annual rate of 4.00%.

Fixed Policy Loan Interest Rate Charged:

Interest Credited to Loan Account Value:

Participating Policy Loan Interest Rate Charged:

Minimum Policy Loan Amount:

Minimum Policy Loan Repayment:

Separate Account:

Minimum Transfer Amount:

Minimum Remaining Value of the Fixed Account or any Sub-Account(s) After a Transfer:

4.0% annual effective rate in Policy Years 1-10; and
3.0% annual effective rate in Policy Years 11 and thereafter.

3.0% annual effective rate (0.00809863% daily) in all Policy Years. 6.0% annual effective rate in Policy Years 1-10;
5.0% annual effective rate in Policy Years 11 and before Attained Age 121; and
3.0% after Attained Age 121.

$[500]

$[25]

[Lincoln Life & Annuity Flexible Premium Variable Life Account M]

$[50] or the entire value of the Fixed Account or Sub-Account being transferred, whichever is less.

$100.00 unless the entire value of the Fixed Account or Sub-Account(s) is being transferred

Limitation on Transfers from the Fixed Account:

Account(s) available from which to transfer funds for Dollar Cost Averaging:
Cannot exceed the greater of [25.0]% of the Fixed Account Value as of the immediately preceding Policy Anniversary; or the total dollar amount transferred from the Fixed Account in the immediately preceding Policy Year.

[money market Sub-Account
Fixed Account (may be elected at policy issue only)]

Amount of Partial Surrenders:
Must be at least $500.00; and/or not more than 90.0% of the Surrender Value of this policy as of the end of the Valuation Period ending on the Valuation Day on which the request is received in a form acceptable to Us.

This policy may Lapse before the Insured reaches Age 121 even if planned premiums are paid when due. This might be due to:

a.	changes in current Cost of Insurance rates, interest credited to the Fixed Account, Indexed Credits, or expense loads;
b.	policy loans or partial surrenders (i.e. withdrawals);
c.	changes in Death Benefit Option or Specified Amount; or
d.	performance of the Variable Sub-Accounts. Any of these events may require that more premium be paid.

AN ADDITIONAL LUMP SUM PAYMENT MAY BE REQUIRED TO KEEP THE POLICY IN FORCE AT THE END OF THE NO-LAPSE PERIOD.

ADDITIONAL AMOUNTS ARE NOT GUARANTEED AND WE HAVE THE RIGHT TO CHANGE THE AMOUNT OF INTEREST CREDITED TO THIS POLICY AND THE AMOUNT OF COST OF INSURANCE OR OTHER EXPENSE CHARGES DEDUCTED UNDER THIS POLICY WHICH MAY REQUIRE MORE PREMIUM TO BE PAID THAN WAS ILLUSTRATED OR THE CASH VALUES MAY BE LESS THAN THOSE ILLUSTRATED.

EXCEPT AS PROVIDED UNDER THE NO-LAPSE PROVISION, IF APPLICABLE, AN ADDITIONAL PREMIUM PAYMENT MAY BE REQUIRED TO KEEP THIS POLICY IN FORCE SHOULD THE ACCUMULATION VALUE, MINUS INDEBTEDNESS, BE INSUFFICIENT TO COVER THE RESPECTIVE MONTHLY DEDUCTIONS. MONTHLY DEDUCTIONS WILL NOT CONTINUE DURING THE TIME THE NO-LAPSE PROVISION IS PREVENTING THE POLICY FROM ENTERING THE GRACE PERIOD OR LAPSING. A NEGATIVE ACCUMULATION VALUE WILL NOT BE ACCUMULATED DURING THE NO-LAPSE PERIOD AND UNPAID MONTHLY DEDUCTIONS WILL NOT NEED TO BE REPAID AT THE END OF THE NO-LAPSE PERIOD. YOU SHOULD CONTACT US TO OBTAIN ADDITIONAL INFORMATION ABOUT THIS.

UNDER FEDERAL LAW, THIS POLICY MAY NOT QUALIFY AS LIFE INSURANCE AFTER THE INSURED REACHES AGE 121 AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. A TAX ADVISOR SHOULD BE CONSULTED PRIOR TO THE CONTINUATION OF THIS POLICY AFTER THE INSURED REACHES AGE 121.

[Overloan Protection Rider
Minimum Value Threshold:	[93.00]%
Maximum Value Threshold:	[99.00]%
Election Charge:	[3.00]%
Minimum Policy Years In Force:	[15]
Minimum Attained Age:	[75]]

[Waiver of Monthly Deduction Benefit Rider]
[Change of Insured Benefit Rider
Effective Date:                                                            [MAY 1, 2015]
Date of Expiry:                                                            [MAY 1, 2045]]
[Exec Enhanced Surrender Value Rider Enhanced Surrender Value Per
Thousand Adjustment Rate:                                                                                [0.00] in Policy Years [1 – 5]; and
[0.00] in Policy Years [6] and thereafter until the end of the Surrender Charge period shown on Policy Specifications page 3b.]
Monthly Charge Per $1,000:                                                                                [0.05000]]

[Accelerated Death Benefits Rider for Chronic Illness and Terminal Illness

Premium Class:                                                  [STANDARD TOBACCO]
[Risk Factor: [2.000] for [30] Policy Years] [Flat Extra: $[5.00] for [5] Policy Year(s)]
Minimum Monthly Benefit (for Chronic Illness only): $ [250.00] Maximum Monthly Benefit (for Chronic Illness only) will be the lesser of:
1.	[2.00]% of the Original Benefit Amount; or
2.
The monthly equivalent of the Per Diem Limit. If the Maximum Monthly Benefit is determined by the Per Diem Limit, the Monthly Benefit Amount will vary by the number of days in each Policy Month. You may contact Us at any time, at the address or phone number shown on the cover page of Your policy, to obtain the current Per Diem Limit established by the Internal Revenue Service.

Specified Amount Limit: $[5,000,000]

If the Policy's Specified Amount is increased at the Insured's Attained Age 70 or later, the Specified Amount Limit shown above will be $[2,000,000].]

[Accelerated Death Benefits Rider for Chronic Illness and Terminal Illness

Table of Cost of Insurance Rates Per $1,000 of Policy Net Amount at Risk or Rider Net Amount at Risk, as applicable

The monthly Cost of Insurance Rates below are based on the Insured's sex (if applicable), Issue Age, Premium Class and Policy Year. If the Insured is in a Rated Premium Class, the Cost of Insurance Rate will be equal to (1) multiplied by (2), plus (3), where:
(1)	is the applicable monthly rate from the table below;
(2)	is the Risk Factor, if any, shown on this rider's Policy Specifications; and
(3)	is the Flat Extra charge, if any, shown on this rider's Policy Specifications divided by 12 to convert to a monthly rate.
Please refer to the rider's Cost of Insurance provision for details concerning which net amount at risk will be used to determine the rider's Cost of Insurance and how the net amount at risk is calculated.

Monthly Rates
The applicable Cost of Insurance Rate is determined as either i. or ii. noted below:
i.	For any Policy Month prior to acceleration of the death benefit, the rate applicable to the amount of the Policy's current Specified Amount; or
ii.	Following acceleration of the death benefit, for any Policy Month in which benefits are not payable, the rate applicable to the amount of this rider's current Remaining Benefit Amount.

Policy Year	Less than $250,000	$250,000 to	$500,000 to	$1,000,000 to	$2,000,000 to	$3,000,000 to	$4,000,000 to
		$499,999	$999,999	$1,999,999	$2,999,999	$3,999,999	$5,000,000
[1	0.09084	0.08667	0.08667	0.08251	0.07834	0.07000	0.06167
2	0.09168	0.08751	0.08751	0.08334	0.07917	0.07084	0.06250
3	0.09251	0.08834	0.08834	0.08417	0.08001	0.07167	0.06334
4	0.09334	0.08917	0.08917	0.08501	0.08084	0.07251	0.06417
5	0.09334	0.08917	0.08917	0.08501	0.08084	0.07251	0.06417
6	0.09418	0.09001	0.09001	0.08584	0.08167	0.07334	0.06417
7	0.09501	0.09084	0.09084	0.08667	0.08251	0.07334	0.06500
8	0.09668	0.09168	0.09168	0.08751	0.08334	0.07417	0.06584
9	0.09751	0.09251	0.09251	0.08834	0.08417	0.07501	0.06667
10	0.09751	0.09251	0.09251	0.08834	0.08417	0.07501	0.06667
11	0.09834	0.09334	0.09334	0.08917	0.08501	0.07584	0.06667
12	0.09918	0.09418	0.09418	0.09001	0.08584	0.07667	0.06750
13	0.10001	0.09501	0.09501	0.09084	0.08667	0.07751	0.06834
14	0.10001	0.09501	0.09501	0.09084	0.08667	0.07751	0.06834
15	0.10084	0.09668	0.09668	0.09168	0.08751	0.07834	0.06917
16	0.10168	0.09751	0.09751	0.09251	0.08751	0.07834	0.06917
17	0.10251	0.09834	0.09834	0.09334	0.08834	0.07917	0.07000
18	0.10334	0.09918	0.09918	0.09418	0.08917	0.08001	0.07084
19	0.10334	0.09918	0.09918	0.09418	0.08917	0.08001	0.07084
20	0.10418	0.10001	0.10001	0.09501	0.09001	0.08084	0.07167	]

Policy Year	Less than $250,000	$250,000 to	$500,000 to	$1,000,000 to	$2,000,000 to	$3,000,000 to	$4,000,000 to
		$499,999	$999,999	$1,999,999	$2,999,999	$3,999,999	$5,000,000
[21	0.10584	0.10084	0.10084	0.09584	0.09084	0.08167	0.07167
22	0.10668	0.10168	0.10168	0.09668	0.09168	0.08251	0.07251
23	0.10668	0.10168	0.10168	0.09668	0.09168	0.08251	0.07251
24	0.10751	0.10251	0.10251	0.09751	0.09251	0.08251	0.07334
25	0.10835	0.10334	0.10334	0.09834	0.09334	0.08334	0.07417
26	0.10918	0.10418	0.10418	0.09918	0.09418	0.08417	0.07417
27	0.11001	0.10501	0.10501	0.10001	0.09501	0.08501	0.07501
28	0.11001	0.10501	0.10501	0.10001	0.09501	0.08501	0.07501
29	0.11085	0.10584	0.10584	0.10084	0.09584	0.08584	0.07584
30	0.11168	0.10668	0.10668	0.10168	0.09668	0.08667	0.07667
31	0.11251	0.10751	0.10751	0.10251	0.09751	0.08751	0.07667
32	0.11251	0.10751	0.10751	0.10251	0.09751	0.08751	0.07667
33	0.11335	0.10835	0.10835	0.10334	0.09834	0.08751	0.07751
34	0.11501	0.10918	0.10918	0.10418	0.09918	0.08834	0.07834
35	0.11585	0.11001	0.11001	0.10501	0.10001	0.08917	0.07917
36	0.11668	0.11085	0.11085	0.10584	0.10084	0.09001	0.07917
37	0.11668	0.11085	0.11085	0.10584	0.10084	0.09001	0.07917
38	0.11751	0.11168	0.11168	0.10668	0.10168	0.09084	0.08001
39	0.11835	0.11251	0.11251	0.10751	0.10251	0.09168	0.08084
40	0.11918	0.11418	0.11418	0.10835	0.10334	0.09251	0.08167
41	0.12001	0.11501	0.11501	0.10918	0.10334	0.09251	0.08167
42	0.12001	0.11501	0.11501	0.10918	0.10334	0.09251	0.08167
43	0.12085	0.11585	0.11585	0.11001	0.10418	0.09334	0.08251
44	0.12168	0.11668	0.11668	0.11085	0.10501	0.09418	0.08334
45	0.12252	0.11751	0.11751	0.11168	0.10584	0.09501	0.08417
46	0.12252	0.11751	0.11751	0.11168	0.10584	0.09501	0.08417
47	0.12418	0.11835	0.11835	0.11251	0.10668	0.09584	0.08417
48	0.12502	0.11918	0.11918	0.11335	0.10751	0.09668	0.08501
49	0.12585	0.12001	0.12001	0.11418	0.10835	0.09668	0.08584
50	0.12668	0.12085	0.12085	0.11501	0.10918	0.09751	0.08667
51	0.12668	0.12085	0.12085	0.11501	0.10918	0.09751	0.08667
52	0.12752	0.12168	0.12168	0.11585	0.11001	0.09834	0.08667
53	0.12835	0.12252	0.12252	0.11668	0.11085	0.09918	0.08751
54	0.12918	0.12335	0.12335	0.11751	0.11168	0.10001	0.08834
55	0.12918	0.12335	0.12335	0.11751	0.11168	0.10001	0.08834
56	0.13002	0.12418	0.12418	0.11835	0.11251	0.10084	0.08917
57	0.13085	0.12502	0.12502	0.11918	0.11335	0.10168	0.08917
58	0.13168	0.12585	0.12585	0.12001	0.11418	0.10168	0.09001
59	0.13335	0.12668	0.12668	0.12085	0.11501	0.10251	0.09084
60	0.13335	0.12668	0.12668	0.12085	0.11501	0.10251	0.09084	]

Policy Year	Less than $250,000	$250,000 to	$500,000 to	$1,000,000 to	$2,000,000 to	$3,000,000 to	$4,000,000 to
		$499,999	$999,999	$1,999,999	$2,999,999	$3,999,999	$5,000,000
[61	0.13418	0.12752	0.12752	0.12168	0.11585	0.10334	0.09168
62	0.13502	0.12835	0.12835	0.12252	0.11668	0.10418	0.09168
63	0.13585	0.12918	0.12918	0.12335	0.11751	0.10501	0.09251
64	0.13585	0.12918	0.12918	0.12335	0.11751	0.10501	0.09251
65	0.13669	0.13002	0.13002	0.12418	0.11835	0.10584	0.09334	]]

Table of Surrender Charges

See Surrender Provisions for an example of when this table will be used.

Policy Year	Surrender Charge as of Beginning of Policy Year
[1	$	[1,853.00
2		$1,786.00
3		$1,717.00
4		$1,645.00
5		$1,571.00
6		$1,493.00
7		$1,412.00
8		$1,329.00
9		$1,241.00
10		$1,150.00
11		$915.00
12		$683.00
13		$479.00
14		$304.00
15		$162.00
16] and thereafter		$0.00	]

The maximum allowable surrender charges are based on the Ultimate 2017 CSO Age Nearest Birthday, Male/Female, Composite mortality table and interest at the annual rate of 4.00%.

Calculation of Charge for Decrease in Specified Amount
For decreases in Specified Amount, excluding full surrender of this policy, the charge will be calculated as (1) divided by (2), then multiplied by (3), where:
(1)	is the amount of the decrease;

(2)	is the Initial Specified Amount; and

(3)	is the then applicable surrender charge from the Table of Surrender Charges shown above.

However, no charge will be applied under the following circumstances:
a.	where the decrease occurs after the [10th] Policy Anniversary of the Initial Specified Amount; or

b.	where the decrease is caused by a partial surrender.

Table of Expense Charges and Fees

The following expenses and fees are charged under this policy:

Premium Load
We will deduct a Premium Load not to exceed [6.0]% from each premium payment in [all] policy years.

Cost of Insurance
See the Cost of Insurance provision. The Net Amount at Risk Discount Factor used in that provision is [1.00082954].

Guaranteed Maximum Monthly Administrative Fee
The Monthly Administrative Fee equals (1) plus (2) plus (3) plus (4), where:
(1)	is a fee of $[10] per month during each Policy Year;
(2)	is a monthly charge of [0.19966] per $1,000 of Initial Specified Amount for the first [120] months from the Policy Date; and
(3)	is a monthly charge per $1,000 for any increase in Specified Amount for the [120] months following the date of increase. The rate used to calculate this charge will be based on the Insured's sex,
Premium Class, and Attained Age on the date of the increase; and
(4)	is the Indexed Account Asset Charge which is a monthly charged rate of [0.00012491] for the first
[180] months from the Policy Date and is multiplied by the sum of the value in the Holding Account and the Indexed Account.

Guaranteed Maximum Mortality and Expense Risk ("M&E") Charge Rate
[0.0005550]% daily [(0.20)]% annually [in all] Policy Years.

Transfer Fee
$[25] per each transfer request in excess of 24 during any Policy Year.

Table of Guaranteed Maximum Cost of Insurance Rates
The monthly Cost of Insurance rates are based on the Insured's sex, Issue Age, and the Policy Year, but will not exceed the rates shown in the table below in accordance with the Ultimate 2017 CSO Age Nearest Birthday, Male/Female, Composite. If the Insured is in a rated Premium Class, the Guaranteed Maximum Cost of Insurance Rates shown in the table below will be adjusted to reflect the applicable Risk Factor and/or Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications as described in the "Cost of Insurance Rates" provision.

Policy                    Monthly                                        Policy                        Monthly                                  Policy                      Monthly
    YearRate          YearRate    YearRate
[1                    [0.11425                                    2                          0.12510                                3                        0.13511
4                    0.14680                                    5                          0.15849                                6                        0.17185
7                    0.18438                                    8                          0.19524                                9                        0.20026
10                    0.20610                                    11                          0.21195                                12                        0.21780
13                    0.22282                                    14                          0.22867                                15                        0.23452

16                    0.24455                                    17                          0.25793                                18                        0.27382
19                    0.29222                                    20                          0.31313                                21                        0.33824
22                    0.36670                                    23                          0.39936                                24                        0.43623
25                    0.47982                                    26                          0.52931                                27                        0.58723
28                    0.65192                                    29                          0.72507                                30                        0.80587

31                    0.89181                                    32                          0.98376                                33                        1.08088
34                    1.18660                                    35                          1.30517                                36                        1.44345
37                    1.60750                                    38                          1.79919                                39                        2.02130
40                    2.27151                                    41                          2.54665                                42                        2.84439
43                    3.16586                                    44                          3.51657                                45                        3.91184

46                    4.36379                                    47                          4.88763                                48                        5.46690
49                    6.19129                                    50                          7.03014                                51                        8.00749
52                    9.14350                                    53                          10.44600                                54                        11.92318
55                    13.53010                                    56                          15.25398                                57                        17.04273
58                    18.84889                                    59                          20.66178                                60                        22.38628

61                    23.93836                                    62                          26.00183                                63                        28.28101
64                    30.86253                                    65                          33.72178                                66                        36.82893
67                    39.87065                                    68                          43.02541                                69                        46.23878
70                    49.44991                                    71                          52.58615                                72                        55.57224
73                    60.05144                                    74                          65.05535                                75                        70.68603

76                    77.06844                                    77                          83.33333                                78                        83.33333
79                    83.33333                                    80                          83.33333                                81                        83.33333
82                    83.33333                                    83                          83.33333                                84                        83.33333
85                    83.33333                                    86]                          83.33333]

Corridor Percentages Table

Death Benefit Qualification Test: [Guideline Premium Test]

See the Death Benefit Qualification Test and Death Benefit Proceeds provisions for an explanation of how this table will be used.

Age	Corridor Percentage	Age	Corridor Percentage
[16-40	[250%	70	115%
41	243	71	113
42	236	72	111
43	229	73	109
44	222	74	107
45	215	75	105
46	209	76	105
47	203	77	105
48	197	78	105
49	191	79	105
50	185	80	105
51	178	81	105
52	171	82	105
53	164	83	105
54	157	84	105
55	150	85	105
56	146	86	105
57	142	87	105
58	138	88	105
59	134	89	105
60	130	90	105
61	128	91	104
62	126	92	103
63	124	93	102
64	122	94	101
65	120	95	100
66	119	96	100
67	118	97	100
68	117	98	100
69	116	99	100
		100 and later]	100]

Holding Account Specifications

Guaranteed Minimum Holding Account Interest Rate:

1.1	% annual effective rate (0.00272616% daily)

Indexed Account Option(s) Specifications

Initial Indexed Account Allocation Date:
The 15th day of the calendar month following the date we process payment of the initial premium.

[Monthly] Indexed Account Allocation Date:
[15th ] day of each calendar month.

Index Bonus

If an Index Bonus is credited, the amount will be equal to (A) times (B) where:
(A)	Is the reduction in the value of any Segment; and
(B)	Is a rate not less than the minimum guaranteed Index Bonus Rate of [1.000]%.

The Index Bonus will be credited on the Monthly Anniversary Day, after the processing of the Monthly Deduction, to the most recently opened Segment with a value greater than zero. If multiple Segments were opened on the same allocation date, a prorated portion of the Index Bonus will be credited to each of the Segments.

[Name of Indexed Account Option: [1-Year Point-to-Point - Capped]

Index: ["S & P 500®"]
Segment Duration: [1 year]
Minimum Guaranteed Indexed Participation Rate: [100.00]%
Minimum Guaranteed Indexed Growth Cap: [3.00]%
Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment: 1.00%

Indexed Credits
Indexed Credits are calculated separately for each Segment on the Segment Maturity Date. Indexed Credits are not calculated or credited to a Segment between Segment Maturity Dates. Any amount deducted from a Segment prior to the Segment Maturity Date will not receive any Indexed Credit. The payment of a full surrender prior to the Segment Maturity Date will result in the Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment being applied on a prorated basis. The Indexed Credit on the Segment Maturity Date is equal to (A) times (B) where:

(A)	Is the Indexed Growth Rate; and
(B)	Is the value of the Segment as of its Segment Maturity Date prior to any Indexed Credit being applied.

If the Indexed Credit for a Maturing Segment results in an effective annual rate less than the Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment as shown above, then additional interest will be credited as required to equal the minimum rate.

Calculation of the Indexed Growth Rate Used in Determining Indexed Credits: We will determine the Indexed Interest Growth Rate in effect on a Segment Maturity Date subject to any guaranteed factors for the Indexed Account Option as shown above.

Indexed Growth Rate:
The Indexed Growth Rate is equal to [(a/b) – 1] x c; not to exceed d where:

A = the closing value of the Index as of the Segment Maturity Date; B = the closing value of the Index as of the Segment Date;
C = the Participation Rate in effect on the Segment Date; and D = the Indexed Growth Cap in effect on the Segment Date.

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by the Lincoln Life & Annuity Company of New York. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln Life & Annuity Company of New York. Lincoln Life & Annuity Company of New York's product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.]

Name of Indexed Account Option: [1-Year Point-to-Point - Capped]

Participation Rate
A factor used in calculating the Indexed Growth Rate and the Indexed Credit applicable to a Segment. We will declare the Participation Rate applicable to a Segment at the beginning of the Segment year. We guarantee that the Participation Rate will never be less than the Minimum Guaranteed Indexed Participation Rate shown above.

Indexed Growth Cap
A factor used in calculating the Indexed Growth Rate and the Indexed Credit applicable to a Segment. We will declare the Indexed Growth Cap applicable to a Segment at the beginning of the Segment year. We guarantee that the Indexed Growth Cap will never be less than the Minimum Guaranteed Indexed Growth Cap as shown above.]

[Name of Indexed Account Option: [1-Year Point-to-Point - Uncapped]

Index: ["S & P 500®"]
Segment Duration: [1 year]
Minimum Guaranteed Indexed Participation Rate: [15.00]%
Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment: 1.00%

Indexed Credits
Indexed Credits are calculated separately for each Segment on the Segment Maturity Date. Indexed Credits are not calculated or credited to a Segment between Segment Maturity Dates. Any amount deducted from a Segment prior to the Segment Maturity Date will not receive any Indexed Credit. The payment of a full surrender prior to the Segment Maturity Date will result in the Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment being applied on a prorated basis. The Indexed Credit on the Segment Maturity Date is equal to (A) times (B) where:

(A)	Is the Indexed Growth Rate; and
(B)	Is the value of the Segment as of its Segment Maturity Date prior to any Indexed Credit being applied.

If the Indexed Credit for a Maturing Segment results in an effective annual rate less than the Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment as shown above, then additional interest will be credited as required to equal the minimum rate.

Calculation of the Indexed Growth Rate Used in Determining Indexed Credits: We will determine the Indexed Interest Growth Rate in effect on a Segment Maturity Date subject to any guaranteed factors for the Indexed Account Option as shown above.

Indexed Growth Rate:
The Indexed Growth Rate is equal to [(a/b) – 1] x c; where:

A = the closing value of the Index as of the Segment Maturity Date; B = the closing value of the Index as of the Segment Date; and
C = the Participation Rate in effect on the Segment Date.

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by the Lincoln Life & Annuity Company of New York. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln Life & Annuity Company of New York. Lincoln Life & Annuity Company of New York's product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.]

Name of Indexed Account Option: [1-Year Point-to-Point - Uncapped] (continued)

Participation Rate
A factor used in calculating the Indexed Growth Rate and the Indexed Credit applicable to a Segment. We will declare the Participation Rate applicable to a Segment at the beginning of the Segment year. We guarantee that the Participation Rate will never be less than the Minimum Guaranteed Indexed Participation Rate shown above.]

[Name of Indexed Account Option: [1-Year Point-to-Point – High Participation]

Index: ["S & P 500®"]
Segment Duration: [1 year]
Minimum Guaranteed Indexed Participation Rate: [140.00]%
Minimum Guaranteed Indexed Growth Cap: [3.00]%
Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment: 1.00%

Indexed Credits
Indexed Credits are calculated separately for each Segment on the Segment Maturity Date. Indexed Credits are not calculated or credited to a Segment between Segment Maturity Dates. Any amount deducted from a Segment prior to the Segment Maturity Date will not receive any Indexed Credit. The payment of a full surrender prior to the Segment Maturity Date will result in the Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment being applied on a prorated basis. The Indexed Credit on the Segment Maturity Date is equal to (A) times (B) where:

(A)	Is the Indexed Growth Rate; and
(B)	Is the value of the Segment as of its Segment Maturity Date prior to any Indexed Credit being applied.

If the Indexed Credit for a Maturing Segment results in an effective annual rate less than the Minimum Guaranteed Annual Interest Rate Credited to a Maturing Segment as shown above, then additional interest will be credited as required to equal the minimum rate.

Calculation of the Indexed Growth Rate Used in Determining Indexed Credits: We will determine the Indexed Interest Growth Rate in effect on a Segment Maturity Date subject to any guaranteed factors for the Indexed Account Option as shown above.

Indexed Growth Rate:
The Indexed Growth Rate is equal to [(a/b) – 1] x c; not to exceed d where:

A = the closing value of the Index as of the Segment Maturity Date; B = the closing value of the Index as of the Segment Date;
C = the Participation Rate in effect on the Segment Date; and D = the Indexed Growth Cap in effect on the Segment Date.

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by the Lincoln Life & Annuity Company of New York. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln Life & Annuity Company of New York. Lincoln Life & Annuity Company of New York's product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.]

Name of Indexed Account Option: [1-Year Point-to-Point – High Participation]

Participation Rate
A factor used in calculating the Indexed Growth Rate and the Indexed Credit applicable to a Segment. We will declare the Participation Rate applicable to a Segment at the beginning of the Segment year. We guarantee that the Participation Rate will never be less than the Minimum Guaranteed Indexed Participation Rate shown above.

Indexed Growth Cap
A factor used in calculating the Indexed Growth Rate and the Indexed Credit applicable to a Segment. We will declare the Indexed Growth Cap applicable to a Segment at the beginning of the Segment year. We guarantee that the Indexed Growth Cap will never be less than the Minimum Guaranteed Indexed Growth Cap as shown above.]